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EXHIBIT 23 - INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-94141 of Telecomunicaciones de Puerto Rico, Inc. on Form S-8 of our report dated March 9, 2001, appearing in this Annual Report on Form 10-K of Telecomunicaciones de Puerto Rico, Inc. for the year ended December 31, 2000.


Deloitte & Touche LLP
San Juan, Puerto Rico

March 30, 2001